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                                                                   EXHIBIT 23.06

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Registration No. 333-48606-1) Post Effective Amendment No. 1 on Form S-8 to Form S-4 of AT&T Corp. pertaining to the International Post Limited 1993 Long Term Incentive Plan of our report dated August 18, 2000, with respect to the consolidated financial statements and schedule of Video Services Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.

                                            Ernst & Young LLP

Stamford, Connecticut
January 10, 2001